Exhibit 10.2

AMENDMENT TO GUARANTY AND PLEDGE AGREEMENT

THIS AMENDMENT TO GUARANTY AND PLEDGE AGREEMENT (this “Amendment”) is effective as of the 21st day of August, 2015 (the “Effective Date”), by and among Caesars Entertainment Corporation, a Delaware corporation (“Holdings”), Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (in such capacity, the “Agent”) for the Lenders (as defined below), and the Requisite Lenders (as defined below).

WHEREAS, Holdings is a party to that certain Guaranty and Pledge Agreement, dated as of July 25, 2014 (as amended, amended and restated, modified or supplemented from time to time, the “Guaranty and Pledge Agreement”; each defined term used herein but not defined herein shall have the meaning assigned thereto in the Guaranty and Pledge Agreement) made by Holdings, in favor of the Agent for the lenders (the “Lenders”) party to the Third Amended and Restated Credit Agreement, dated as of July 25, 2014 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Caesars Entertainment Operating Company, Inc., a Delaware Corporation (the “Borrower”), the Lenders party thereto from time to time, the Agent, and the other parties named therein;

WHEREAS, Section 23 of the Guaranty and Pledge Agreement provides that certain provisions of the Guaranty and Pledge Agreement may be amended, supplemented or otherwise modified pursuant to a written instrument executed by Holdings and the Agent, with the consent of the Credit Agreement Holdco Secured Parties holding a majority in aggregate principal amount of the Holdco Guaranteed Loans (collectively, the “Requisite Lenders”); and

WHEREAS, Holdings desires to amend and modify certain provisions of the Guaranty and Pledge Agreement as described in Section 1 hereof and, subject to the terms hereof, the Agent and the Requisite Lenders are willing to agree to such amendments and modifications.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Guaranty and Pledge Agreement. As of the Effective Date, the Guaranty and Pledge Agreement is hereby amended as follows:

(a) Paragraph 1 of the Guaranty and Pledge Agreement is hereby amended by (x) deleting the definition of “Holdco Guaranteed Loan Document Obligations” contained therein and (y) adding the following definitions in alphabetical order:

“Acknowledgment”: a public announcement by Holdings that (x) Holdings has agreed to guarantee any Existing Debt, (y) any guarantee by Holdings of any Existing Debt has been, is or shall be reinstated or (z) any guarantee by Holdings of any Existing Debt is in effect.

“Court Determination”: (i) a determination by a court of competent jurisdiction that (x) any guarantee by Holdings of any Existing Debt has been, is or shall be reinstated or (y) any guarantee by Holdings of any Existing Debt is in effect or is continuing or (ii) the granting of money damages against Holdings by a court of competent jurisdiction to the holders of Existing Debt on account of the release of any guarantee.

“Existing Debt”: any of the Borrower’s bond debt outstanding on the Effective Date.

“Existing Secured Debt”: any of the Borrower’s secured bond debt outstanding on the Effective Date.

“Holdco Guaranteed Loan Document Obligations”: the unpaid principal of and accrued and unpaid interest due (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Holdco Guaranteed Loans made to the Borrower under the Loan Documents as and when payable hereunder by Holdings pursuant to paragraph 3; provided that, with respect to any Holdco Guaranteed Loan, the principal amount of such Holdco Guaranteed Loan that shall receive the benefit (and be included in the amount) of Holdco Guaranteed Loan Document Obligations shall be the Guaranteed Amount with respect to such Holdco Guaranteed Loan.

“Holdings Filing”: (i) the commencement by Holdings of any voluntary case, proceeding or action under the Bankruptcy Code, or any other voluntary proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, administration or liquidation or similar law of any jurisdiction whether now or hereafter enacted; or (ii) the commencement against Holdings of any involuntary case, proceeding or action under the Bankruptcy Code, which Holdings consents to, or fails to have dismissed, within 60 days of its filing; or (iii) the entry of any order of relief or other order approving any such case, proceeding or action, or the entry of an order appointing a custodian (as defined in the Bankruptcy Code), judicial manager, receiver, receiver manager, trustee, administrator or similar person for, or to take charge of, all or any substantial portion of the property of Holdings.

“Pre-Amendment Guaranty and Pledge Agreement”: the Amended and Restated Guaranty and Pledge Agreement dated as of June 10, 2009 made by Holdings in favor of Bank of America, N.A., as predecessor of the Agent, in the form in effect immediately prior to the effectiveness of the Guarantee and Pledge Agreement on July 25, 2014.

(b) Paragraph 5(b) of the Guaranty and Pledge Agreement is hereby amended by deleting in its entirety each reference therein to “or immediately available funds”.

(c) Paragraph 13(j) of the Guaranty and Pledge Agreement is hereby deleted in its entirety and is hereby replaced with the following:

“(j) Holdings shall not provide to any holder of the Borrower’s bank or bond debt outstanding on the Amendment Effective Date or incurred thereafter (other than the Holdco Guaranteed Obligations hereunder), a guaranty of such debt (a “New Guaranty”) that includes terms more favorable to such holder than the guaranty of the Holdco Guaranteed Loans hereunder (an “MFN Guaranty”), unless, in any such case, the Holdco Guaranteed Loans are provided with terms consistent with such more favorable terms. Holdings shall provide prompt notice to the Agent of the entry into any New Guaranty after the Effective Date. If Holdings enters into any such MFN Guaranty in violation of this paragraph (j), then, without waiving any default arising as a result of the failure thereof or any rights or remedies of the Agent with respect thereto, this Agreement shall automatically be deemed amended to the extent necessary to include such more favorable terms set forth in such MFN Guaranty (including, to the extent such MFN Guaranty is a full payment guaranty, by converting the guarantee hereunder into a full payment guaranty on terms consistent with such MFN Guaranty);

In addition, (i) in the event of a Court Determination or an Acknowledgement with respect to Existing Debt (excluding any Existing Debt held by Affiliates of Holdings) with an aggregate principal amount exceeding $250 million or (ii) in the event of a Court Determination pursuant to clause (ii) of such definition of “Court Determination” with respect to monetary damages (excluding any monetary damages attributable to Existing Debt held by Affiliates of Holdings) exceeding $250 million, then this Agreement shall automatically be deemed amended to be in the form of the Pre-Amendment Guaranty and Pledge Agreement in all respects (including being a full payment guaranty on the terms set forth therein; provided that, such Pre-Amendment Guaranty and Pledge Agreement shall be deemed amended to delete the reference to “or immediately available funds” in each of paragraph 5(b) and paragraph 27(a) thereof). Notwithstanding any such amendment of this Agreement to be in the form of the Pre-Amendment Guaranty and Pledge Agreement pursuant to the terms of the preceding sentence, (i) no enforcement under this Agreement, as so amended, shall be permitted by the Agent or the Secured Parties unless and until either (x) an enforcement action is taken against Holdings by or on behalf of the holders of any Existing Secured Debt with respect to the applicable reinstated guarantee or such damages award or (y) the applicable order providing the holders of any Existing Secured Debt with such reinstated guaranty or damages award becomes final and non-appealable or Holdings consents or otherwise agrees to the relief granted in any such order and (ii) if such reinstated guarantee is no longer in effect or such damages award is not outstanding (as a result of the reversal of such Court Determination on appeal or otherwise, but not on account of any consent to or payment of any such guaranteed obligation or damages award by Holdings or by any other party on behalf of Holdings), then such deemed amendment to this Agreement in the form of the Pre-Amendment Guaranty and Pledge Agreement pursuant to the preceding sentence shall cease to be in effect, and the terms of the Guaranty and Pledge Agreement shall reflect the terms of this Amendment in effect immediately prior to the effectiveness of any such deemed amendment pursuant to the preceding sentence; provided, however, that a Holdings Filing shall not alter this Agreement in any way.”

(d) The following new Paragraph 13(m) shall be added immediately after Paragraph 13(l) of the Guaranty and Pledge Agreement:

“Holdings agrees promptly (and in any event within two (2) Business Days thereof) to notify the Agent in writing of the existence of a New Guaranty, Court Determination or an Acknowledgement.”

(e) Paragraph 23 of the Guaranty and Pledge Agreement is hereby amended by inserting the following immediately prior to the “.” at the end of the first sentence thereof:

“; provided that, any portion of Holdco Guaranteed Obligations (including Holdco Guaranteed Loans) held by Holdings, the Borrower or any other Loan Party, or any Affiliate of Holdings, the Borrower or any other Loan Party, shall, in each case, be disregarded for purposes of determining whether the requisite number of Guaranteed Parties (including the Credit Agreement Holdco Secured Parties) have (A) consented (or not consented) to any amendment, supplement, modification, waiver, consent or other action with respect to any of the terms of this Agreement or (B) directed or required the Agent or any Guaranteed Party (including any Credit Agreement Holdco Secured Party) to undertake any action (or refrain from taking any action) with respect to or under this Agreement.”

(f) Paragraph 27(a) of the Guaranty and Pledge Agreement is hereby deleted in its entirety and is hereby replaced with the following:

“(a) This Agreement, the pledges and guarantees made herein, the Liens in the Collateral created hereby and all other security interests granted hereby, shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Holdings, upon the earlier to occur of (i) the date when all the Holdco Guaranteed Obligations, with respect to the guaranty by Holdings, and the date when all the Holdco Guaranteed Secured Obligations, with respect to the pledge, liens and all other obligations (in each case other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash; provided that, upon payment in full of the Holdco Guaranteed Obligations, the Agent may assume that no Holdco Guaranteed Obligations are outstanding unless otherwise advised in writing by the Borrower and (ii) the date of effectiveness of (and immediately prior to) the Exit (as defined in the RSA).”

(g) The following new Paragraph 37 shall be added immediately after Paragraph 36 of the Guaranty and Pledge Agreement:

“37. Rules of Construction. The expressions “[payment] [paid] in full [in cash] of [all] [any] of the [Holdco Guaranteed Obligations] [Holdco Guaranteed Secured Obligations],” “[Holdco Guaranteed Obligations] [Holdco Guaranteed Secured Obligations] have been paid in full [in cash],” and any other similar terms or phrases when used herein shall mean payment of the applicable Holdco Guaranteed Obligations or Holdco Guaranteed Secured Obligations (as applicable) in cash in United States Dollars by wire transfer of immediately available funds, and shall not include payment of any other type or form, including any property, assets, securities (debt or equity), certificates of deposit, time deposits, bankers’ acceptances, commercial paper, investments, cash equivalents or any other security or instrument that is considered to be equivalent to cash.

Unless otherwise specified, references in this Agreement to any Paragraph, Section, clause or subclause refer to such Paragraph, Section, clause or subclause as contained in this Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import in this Agreement refer to this Agreement as a whole, and not to any particular Section, clause or subclause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “cash” shall be construed to mean United States Dollars.”

SECTION 2. Condition to Effectiveness. This Amendment shall become effective as of the Effective Date (i) upon receipt by the Agent from (a) Lenders constituting the Requisite Lenders and (b) each of the other parties hereto, of a counterpart signature page to this Amendment signed on behalf of such party and (ii) upon execution and delivery of counterpart signature pages to a restructuring support and forbearance agreement by Holdings, the Borrower and Lenders holding 50.1% of the First Lien Bank Obligations (as defined in the Restructuring Support and Forbearance Agreement, dated as of August 21, 2015 entered into with the Lenders (as the same may be amended, amended and restated, supplemented or modified from time to time) (such agreement, the “RSA”). In addition, if the RSA is terminated (other than as a result of Holdings’ or the Borrowers’ failure to perform or comply in all material respects with the terms and conditions of the RSA (unless such failure to perform or comply arises as a result of another party to the RSA’s actions or inactions)) then the terms of this Amendment shall cease to be effective and the terms of the Guaranty and Pledge Agreement in effect immediately prior to the effectiveness of this Amendment shall be in effect and shall govern the terms of the Guaranty and Pledge Agreement in all respects.

SECTION 3. [Reserved].

SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

SECTION 5. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 6. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, including by electronic or facsimile signature, each of which taken together shall be deemed to constitute one and the same instrument.

SECTION 7. Loan Document. The parties hereto hereby agree that, at and after the Effective Date, this Amendment shall constitute a Loan Document.

SECTION 8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 9. Further Assurances. The parties hereto shall do such further acts and things and execute and deliver to each other such additional assignments, agreements, powers and instruments as may be reasonably necessary to carry into effect the intent and purpose of this Agreement.

SIGNATURES APPEAR ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CAESARS ENTERTAINMENT CORPORATION

By:	/s/ Eric Hession
Name:	Eric Hession
Title:	Chief Financial Officer

Signature Page to Amendment to Guaranty and Pledge Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Agent

By:	/s/ Didier Siffer
Name:	Didier Siffer
Title:	Authorized Signatory

By:	/s/ Michael A. Criscito
Name:	Michael A. Criscito
Title:	Managing Director

Signature Page to Amendment to Guaranty and Pledge Agreement